SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 2, 2001

Marketing Specialists Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-24667 (Commission file number)	04-3411833 (IRS employer identification no.)

17855 N. Dallas Parkway, Suite 200
Dallas, Texas 75287
(Address and zip code of principal executive offices)

Registrant's telephone number, including area code:
(972) 349-6200

__________________________________________

Merkert American Corporation
490 Turnpike Street
Canton, Massachusetts 02021
(Former name and address)

Item 5.	Other Events

                 On March 2, 2001, the Registrant issued a press release announcing that it is adding a new In-Source Specialists Division, which will serve as an arm of its existing Retail Division. Managed by Ken Gomez, a 15-year veteran of the Registrant's Retail Division, the new Division will provide manufacturers and retailers with the additional manpower to complete projects that exceed the time frame of standard category management. A copy of this press release is filed as Exhibit 99.1 hereto.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
(c) Exhibits
The following Exhibits are filed herewith:
99.1

Press Release issued by the Registrant on March 2, 2001 announcing that it is adding a new In-Source Specialists Division, which will serve as an arm of its existing Retail Division. Managed by Ken Gomez, a 15-year veteran of the Registrant's Retail Division, the new Division will provide manufacturers and retailers with the additional manpower to complete projects that exceed the time frame of standard category management.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKETING SPECIALISTS CORPORATION By: TIMOTHY M. BYRD ____________________________________ Timothy M. Byrd Chief Financial Officer

Date: March 5, 2001

EXHIBIT INDEX
Exhibit No.	Description
99.1*

Press Release issued by the Registrant on March 2, 2001 announcing that it is adding a new In-Source Specialists Division, which will serve as an arm of its existing Retail Division. Managed by Ken Gomez, a 15-year veteran of the Registrant's Retail Division, the new Division will provide manufacturers and retailers with the additional manpower to complete projects that exceed the time frame of standard category management.

* filed herewith